Information Required in Proxy Statement

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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OCCAM NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCCAM NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 12, 2002

To our stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Occam Networks, Inc., a Delaware corporation, will be held on Thursday, December 12, 2002, at 10:00 a.m. Pacific Standard Time, at our corporate office located at 77 Robin Hill Road, Santa Barbara, California 93117, for the following purposes as more fully described in the proxy statement accompanying this notice:

1.
To elect one director to serve for a one year term ending in year 2003, one director for a two year term ending in year 2004, and two directors for a three year term ending in year 2005, or in each case until their successors are duly elected and qualified;

2.	To approve the amendment and restatement of the 2000 Stock Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October 31, 2002, are entitled to notice of and to vote at the annual meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please submit your proxy according to the instructions enclosed. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

Sincerely,

/s/ ROBERT L. HOWARD-ANDERSON
ROBERT L. HOWARD-ANDERSON President and Chief Executive Officer

Santa Barbara, California
November 14, 2002

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY ACCORDING TO THE ENCLOSED INSTRUCTIONS.

[LOGO OF OCCAM NETWORKS]

OCCAM NETWORKS, INC.
77 ROBIN HILL ROAD
SANTA BARBARA, CALIFORNIA 93117

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2002

GENERAL INFORMATION

The board of directors of Occam Networks, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2002 annual meeting of stockholders to be held at 10:00 a.m., Pacific Standard Time, on Thursday, December 12, 2002, at our corporate offices located at 77 Robin Hill Road, Santa Barbara, California 93117.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote, and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Occam.” References to Occam include Accelerated Networks, Inc., which was the name of our company prior to May 2002. References to Occam CA refer to Occam Networks Inc., a California corporation, which we acquired in May 2002 and whose name we adopted after the acquisition. The term “proxy materials” includes this proxy statement as well as the enclosed proxy card or proxy submission information provided by your broker. References to “fiscal 2001” mean our 2001 fiscal year which began on January 1, 2001, and ended on December 31, 2001, and references to “fiscal 2002” refer to our 2002 fiscal year which began on January 1, 2002, and will end on December 31, 2002.

Our board of directors is sending this proxy statement on or about November 14, 2002, to all our stockholders as of the record date, October 31, 2002. Stockholders who owned our common stock at the close of business on October 31, 2002, are entitled to attend and vote at the annual meeting. On the record date, we had approximately 141,153,438 shares of our common stock issued and outstanding. We had 360 record stockholders as of the record date and believe that our common stock is held by more than 7,400 beneficial owners.

Voting Procedures

As a stockholder, you have the right to vote on certain business matters affecting our company. The three proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One,” “Proposal Two,” and “Proposal Three.” Each share of Occam common stock you own entitles you to one vote. You can vote by submitting your proxy according to the enclosed instructions or by attending the annual meeting. You may be able to vote by touch-tone telephone or over the Internet if your proxy materials include instructions for voting in these manners.

Methods of Voting

Voting by Mail.    By signing and returning the enclosed proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the four nominees for director identified in Proposal One;

•	FOR the amendment and restatement of our 2000 Stock Incentive Plan; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2002.

If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please submit your proxies according to the instructions on each proxy card to ensure that all of your shares are voted. We encourage you to consolidate multiple accounts by contacting your broker, if you hold your shares through a brokerage account, or otherwise through our transfer agent, U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, CA 91204-2991. Please note that shares held in certain type of accounts cannot be consolidated with other accounts. For example, retirement and non-retirement accounts generally cannot be consolidated.

Voting by Telephone.    You may be able to vote by telephone. If so, instructions are included with your proxy materials. If you submit your proxy by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet.    You may be able to submit your proxy on the Internet. If so, instructions are included with your proxy materials. If you submit your proxy on the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•
provide written notice of the revocation to our Chief Financial Officer, c/o Occam Networks, Inc., 77 Robin Hill Road, Santa Barbara, California 93117, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, October 31, 2002, must be present in order to hold the meeting and to conduct business. If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are present may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than thirty days, or if after the adjournment a new record date is set for the adjourned meeting. An adjournment will have no effect on the business that may be conducted at the annual meeting. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit your proxy over the Internet, by telephone, or by submitting a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One — Election of Directors.    The four nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal Two — Approval of Amended and Restated 2000 Stock Incentive Plan.    Approval of the amendment and restatement of our 2000 Stock Incentive Plan will require the affirmative vote of a majority of the shares present at the annual meeting in person or by proxy.

Proposal Three — Ratification of PricewaterhouseCoopers LLP as Independent Accountants.    Approval of the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

You may vote either “FOR” or “WITHHOLD” your vote for each nominee for election as a director. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on the proposals to approve the amendment and restatement of the 2000 Stock Incentive Plan and to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposals to approve the amendment and restatement of the 2000 Stock Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters. To the extent your brokerage firm submits a broker non-vote with respect to your shares on these routine proposals, your shares will be counted as present for the purpose of determining whether a quorum exists with respect to consideration of that proposal but will not be deemed “votes cast” with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to each of the proposals. However, you should be aware that the New York Stock Exchange has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the meeting, in which case, for shares held through a broker or other nominee who is an NYSE member organization, your shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote you shares in favor of that proposal.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent, U.S. Stock Transfer Corporation, to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. We currently expect our 2003 annual meeting of stockholders to be held on or about May 31, 2003. Proposals of our stockholders intended to be presented for consideration at our 2003 annual meeting of stockholders must be received by us no later than January 31, 2003, in order that they may be included in the proxy statement and form of proxy related to that meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors with staggered three year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. Our board currently consists of four persons.

As a result of the reconstitution of our board in connection with our acquisition of Occam CA, our stockholders must elect directors for each of the three classes of directors. The Class I directors will serve for a term of three years, expiring at the 2005 annual meeting of stockholders or until their successors have been duly elected and qualified. The Class II director will serve for a term of two years, expiring at the 2004 annual meeting of stockholders or until his successor has been duly elected and qualified. The Class III director will serve for a term of one year, expiring at the 2003 annual meeting of stockholders or until his successor has been duly elected and qualified. All nominees are currently directors of Occam. Accordingly, if this proposal is approved, our board will consist of four persons, with Class I consisting of two directors, Class II consisting of one director and Class III consisting of one director.

The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The proxy holders may not vote for a greater number of persons than two per class.

The names of the nominees and certain information about them as of October 31, 2002, are set forth below. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under “Ownership of Securities.”

Name	Class	Age	Position(s) with Occam Networks, Inc.	Director Since
Robert L. Howard-Anderson	I	46	President, Chief Executive Officer, Senior Vice President of Product Operations, and Director	2002
Steven M. Krausz	I	47	Chairman of the Board	1997
Thomas C. McConnell	II	47	Director	2002
Robert B. Abbott	III	37	Director	2002

Class I – Nominees for term ending upon the 2005 annual meeting of stockholders

Robert L. Howard-Anderson has served as our president, chief executive officer and senior vice president of product operations since May 2002. Mr. Anderson was senior vice president of product operations at Occam CA from February 2002 to May 2002, and vice president of product operations at Procket Networks, Inc., a network infrastructure company, from August 2000 to February 2002. Mr. Howard-Anderson was vice president of engineering at Sun Microsystems, Inc., a computer company, from June 1995 to August 2000. Mr. Anderson has a B.S. in electrical engineering from Tufts University.

Steven M. Krausz has served as a director of our company since May 1997 and has served as chairman since May 2002. Mr. Krausz also served as a director of Occam CA from February 2000 to May 2002 and served as its chairman from March 2002 until the closing of the merger, when he become our chairman. Mr. Krausz has been a managing member of several venture capital funds affiliated with U.S. Venture Partners, a venture capital firm, since August 1985. He also serves as a director of Verity, Inc., a provider of knowledge retrieval software products, and several private companies. Mr. Krausz holds an M.B.A. and a B.S. in electrical engineering from Stanford University.

Class II – Nominee for term ending upon the 2004 annual meeting of stockholders

Thomas C. McConnell has served as a director of our company since May 2002. He served as a director of Occam CA from February 2000 until the closing of the merger in May 2002. Mr. McConnell has been with New Enterprise Associates, a venture capital investment firm, since 1985 and has been a general partner since 1989. Previously, he was a product manager in the Lisa Division of Apple Computer, Inc., a computer manufacturer, and a consultant with Boston Consulting Group, Inc., a business consulting firm. Mr. McConnell serves as a director for several private companies. Mr. McConnell received an A.B. in engineering science from Dartmouth College and an M.B.A. from Stanford University.

Class III – Nominee for term ending upon the 2003 annual meeting of stockholders

Robert B. Abbott has served as a director of our company since May 2002. He served as a director of Occam CA from February 2001 to May 2002. Mr. Abbott has been with Norwest Venture Partners, a venture capital firm, since August 1998. He also serves as a director for several private companies. Mr. Abbott received a B.S. in electrical engineering, an M.S. in electrical engineering and an M.B.A. from Stanford University.

Board committees and meetings

Our board of directors held eight meetings and acted by unanimous written consent one time during fiscal 2001. The board of directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served during the 2001 fiscal year.

Audit Committee

The audit committee currently consists of directors Krausz, McConnell, and Abbott. During fiscal 2001, the audit committee consisted of directors Krausz, Lip-Bu Tan and Robert F. Kuhling. Jr. Mr. Kuhling resigned from our board in May 2002. Mr. Tan resigned from our board on October 9, 2002. Our audit committee is primarily responsible for approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. During the 2001 fiscal year, the audit committee met six times.

The audit committee does not currently meet the independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, but is planning to reconfigure its members in order to comply with such requirements.

The board of directors adopted and approved a written charter for the audit committee on March 1, 2000, which has been previously filed with the Securities and Exchange Commission.

Compensation Committee

The compensation committee currently consists of directors McConnell and Abbott. During fiscal 2001, the compensation committee consisted of directors Kuhling and Peter T. Morris. Messrs. Kuhling and Morris resigned from our board in May 2002. Our compensation committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The compensation committee and our board of directors have concurrent authority to administer our 2000 Stock Incentive Plan and to make option grants thereunder. The compensation committee did not meet during the 2001 fiscal year.

Director compensation

We do not currently compensate directors in cash for their service as members of our board of directors. However, directors are reimbursed for all reasonable expenses incurred by them in attending board and committee meetings.

Under the Automatic Option Grant Program in effect under our 2000 Stock Incentive Plan, each individual who first joins our board as a non-employee director will receive, at the time of such initial election or appointment, an automatic option grant to purchase 30,000 shares of our common stock, provided such person has not previously been in our employ. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee board member, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 10,000 shares of common stock, provided such individual has served as a non-employee board member for at least six months. Directors who are also employees are eligible to receive options and be issued shares of common stock directly under our 2000 Stock Incentive Plan. Each grant under the Automatic Option Grant Program or the 2000 Stock Incentive Plan will have an exercise price per share not less than the fair market value per share of our common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should optionee cease to serve as a member of our board of directors.

Our current and former board non-employee directors received the following stock option grants during the 2001 fiscal year:

Name	Grant Date	Vesting Commencement Date	No. of Shares	Exercise Price/Share	Vesting
Steven M. Krausz	—	—	—	—	—
Thomas C. McConnell	—	—	—	—	—
Robert B. Abbott	—	—	—	—	—
Lip-Bu Tan(3)	12/28/01	12/28/01	10,000	$0.410	(1)
Robert F. Kuhling(3)	—	—	—	—	—
Gary J. Sbona(3)	3/2/01	3/2/01	3,880,600	$1.938	(2)
Anthony T. Maher(3)	12/28/01	12/28/01	10,000	$0.410	(1)
Peter T. Morris(3)	12/28/01	12/28/01	10,000	$0.410	(1)

(1)	The option shares became fully vested on the May 14, 2002 merger date pursuant to change of control provisions in the applicable option agreements.
(2)	The option shares vest over twelve equal monthly installments from the vesting commencement date.
(3)
Messrs. Kuhling, Sbona, Maher and Morris resigned from our board of directors on May 14, 2002. According to the terms of their option agreements, the options granted to Messrs. Kuhling, Maher and Morris became fully vested on the May 14, 2002 merger date and terminated ninety days after the date of their resignation. Mr. Sbona’s option agreement provides for a five-year exercise period. Mr. Tan resigned from our board of directors on October 9, 2002, and the options granted to him will terminate ninety days after the date of his resignation.

Upon being named to our board of directors on May 14, 2002, Messrs. McConnell and Abbot each received a grant of an option to purchase 30,000 shares of our common stock under our Automatic Option Grant Program, with an exercise price of $0.32 per share.

On July 12, 2002, Messrs. Krausz and Tan each received a discretionary grant of an option to purchase 20,000 shares of our common stock with an exercise price of $0.201 per share.

Legal proceedings

Certain of our former directors have been named as co-defendants in legal proceedings against us. See “Certain Transactions” below for information regarding these specific legal proceedings and our obligation to indemnify them.

Required Vote

The two nominees for Class I (one nominee for each of Class II and Class III) receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be elected as directors for each class of directors identified herein. Each proxy cannot be voted for a greater number of persons than two directors for Class I and one director for each of Class II and Class III.

Recommendation of the Board of Directors

The board of directors recommends that the stockholders vote FOR the election of the nominees listed above.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Messrs. McConnell and Abbott. Neither of these individuals was an officer or employee of our company at any time during the 2001 fiscal year or at any other time.

No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

At this annual meeting, stockholders will be asked to approve the Amended and Restated 2000 Stock Incentive Plan. The full text of the plan is attached to this proxy statement as Appendix A. As a result of the merger of Occam CA and Accelerated Networks, Inc., the plan is being updated to increase the annual maximum grant of stock options and other awards per person from 1,000,000 shares to 5,000,000 shares. In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended. Section 162(m) limits our deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to our chief executive officer and our four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Grants under the plan will not be subject to the deduction limitation if the stockholders approve the plan including the amended option grant limitations. Therefore, in order to maximize our federal income tax deductions, we are requesting that the stockholders approve the adoption of the amended and restated plan (described below) at the annual meeting.

SUMMARY AND DESCRIPTION OF THE PLAN

Purpose

The plan is used to attract and retain the best people for positions of substantial responsibility, provide additional incentives to our employees, directors and consultants, and promote the success of our business.

The plan provides for three separate equity incentive programs: (1) the Discretionary Option Grant Program for eligible persons to be granted stock options, (2) the Stock Issuance Program for eligible persons to be issued common stock as a bonus or for services rendered and (3) the Automatic Option Grant Program for the directors.

Administration

The plan may generally be administered by the board or a primary committee (officers and directors compensation) and secondary committee (other employees compensation) appointed by the board. The plan administrator may make any determination deemed necessary or advisable for the plan.

Eligibility

Nonstatutory stock options, incentive stock options, stock appreciation rights and stock issuances may be granted under the plan to our employees, consultants and non-employee directors. As of October 31, 2002, there were one hundred fifteen employees, five directors and no consultants eligible to participate in the plan. The plan administrator has the discretion to select the employees, directors or consultants to whom options and other awards may be granted based on such individual’s personal performance, our financial performance and such individual’s contribution to our performance. The size of such awards will be at levels competitive enough to attract and retain highly skilled individuals. In addition, the plan administrator may determine the time or times at which such options and other awards will be granted and the exercise price and number of shares subject to each such grant.

The following table sets forth the option grants that will be received under the plan by

•	the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this proxy statement;

•	all current executive officers as a group;

•	all current directors who are not executive officers as a group; and

•	all employees, including all current officers who are not executive officers, as a group.

NEW PLAN BENEFITS

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Name and Position	Number of Units
Suresh Nihalani Former Chief Executive Officer	—
Gary J. Sbona Former Chief Executive Officer	—
Kiran P. Munj Former Vice President of Hardware Engineering	—
Pete S. Patel Vice President of Operations	—
All current executive officers	1,400,000
All current directors who are not executive officers	—
All employees who are not executive officers	—

The grant of options under the 2000 Stock Incentive Plan to our employees, consultants and non-employee directors is subject to the discretion of the plan administrator. As of the date of this proxy statement, other than the grant of an option to purchase 1,400,000 shares of our common stock to Howard Bailey, our current chief financial officer, disclosed in the table above, there has been no determination by the plan administrator with respect to future awards under the 2000 Stock Incentive Plan to any of our executive officers and directors. Accordingly, future awards are not determinable.

The table of option grants under “Executive Compensation and Other Matters—Option Grants in Last Fiscal Year” provides information with respect to the grant of options to the chief executive officer and the other executive officers named in the Summary Compensation Table below during the 2001 fiscal year. Information regarding options granted to directors during the 2001 fiscal year is provided in “Director Compensation” in Proposal One of this proxy statement.

Limitations

Under Section 162(m) of the Internal Revenue Code certain limits are placed on the deductibility for federal income tax purposes of compensation paid to certain executive officers. In order to preserve the deductibility of compensation income associated with options and stock purchase rights granted to such persons, the plan provides that no employee may be granted, in any fiscal year, options, stock appreciation rights and stock issuances of more than 5,000,000 shares of common stock. The limit provided in the plan was previously 1,000,000 shares. The amendment and restatement of the plan will increase the limit to 5,000,000 shares.

Discretionary Option Grant Program

Terms and Conditions

Each option grant is evidenced by a written agreement that is subject to the following terms:

Exercise Price – The plan administrator determines the exercise price of options at the time they are granted. The exercise price of an option may not be less than 100% of the fair market value (i.e., closing sale price) of the common stock on the date of such grant; provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date of such grant.

Exercise Form – The plan administrator determines when the options become exercisable and may in its discretion accelerate the vesting of any outstanding option. The plan permits payment in the form of cash, check, certain other shares of stock, or cashless exercise (brokers sale).

Term of Option – The term of an option can be no more than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment – If an optionee’s service relationship terminates for any reason, including death or disability, then all options held by the optionee under the plan expire on the earlier of (i) the date noted in his or her notice of grant (with such date at least thirty days for any termination other than due to death or disability and at least six months for a termination due to death or disability) or (ii) the expiration date of such option. If an optionee is terminated for misconduct, his or her options will terminate immediately.

Nontransferability of Options – Unless the plan administrator determines otherwise, options granted under the plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee.

Other provisions – The stock option agreement may contain other terms and conditions not inconsistent with the plan as may be determined by the plan administrator.

Stock Repurchase Rights – The plan administrator will have the discretion to grant options that are exercisable for unvested shares of common stock. Should the optionee cease service while holding unvested shares the plan affords the plan administrator the right to repurchase the unvested shares at the exercise price paid per share.

Corporate Transaction/Change In Control

In the event that the stock of the company changes by reason of a stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the plan, the number and class of shares of stock subject to any option, stock appreciation right or stock issuance outstanding under the plan, and the exercise price of any such outstanding option, stock appreciation right or stock issuance.

In the event of a merger, consolidation, acquisition of assets, liquidation or like occurrence each outstanding option, stock appreciation right or stock purchase right and company stock repurchase rights will fully vest effective immediately prior to such occurrence except to the extent those rights are assigned or replaced as part of the occurrence.

Cancellation and Regrant

The plan administrator has the power and authority to cancel and regrant stock options, subject to optionee’s consent, with an exercise price on the new grant date based on the fair market value.

Stock Appreciation Rights

The plan administrator has full power and authority to grant to selected optionees, tandem stock appreciation rights and/or limited stock appreciation rights.

Stock Issuance Program

The plan administrator has the power and authority to issue shares of common stock of the company as part of the attainment of designated performance goals by our officers, directors and key employees. The shares subject to the stock issuance program will require a stock issuance agreement and will be based on 100% of the fair market value of the common stock on the issuance date. Any corporate transaction or change in control will cause the shares under this program to fully vest just prior to the date of the corporate transaction or change in control except in the event the rights under this program are assigned or replaced as part of that corporate transaction or change in control. Any repurchase rights the company has will automatically terminate just prior to the date of that corporate transaction or change in control except to the extent such rights are assigned. Unvested shares may be held in escrow at the discretion of the plan administrator.

Automatic Option Grant Program

The plan administrator will automatically grant options to directors of the company when each individual is first elected as a non-employee director and on each annual meeting of the stockholders; provided, however, that each individual must be a director for a minimum of six months prior to the grant of an annual award. The number of shares is 30,000 and 10,000, respectively. The exercise price will be 100% of the fair market value of the common stock on the grant date and the options will have a termination date of ten years from date of grant. The initial 30,000 share options vest quarterly over a two year period from the date of grant. The annual 10,000 share options vest semi-annually over the twelve-month period from the date of grant. In the event the optionee ceases service including death or disability, the optionee or to the extent of death, the optionee’s estate, will have twelve months from the date they ceased service to exercise the vested shares subject to their options.

Amendment and Termination of the Plan

The board of directors may amend, alter, suspend, or terminate the plan or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable law. No such action by the board of directors or stockholders may alter or impair any option, stock appreciation right or stock issuance previously granted under the plan without the written consent of the optionee. Unless terminated earlier, the plan will terminate ten years from the date of approval by the stockholders or board of directors, whichever is earlier.

Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also one of our officers, directors, or 10% stockholders. Unless limited by Section 162(m) of the Internal Revenue Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Unless limited by Section 162(m) of the

Internal Revenue Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Stock Appreciation Rights.    No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of a stock appreciation right will constitute wages for which withholding will be required. We will generally be entitled to a tax deduction in the same amount. If the optionee receives common stock upon the exercise of a stock appreciation right, any gain or loss on the subsequent sale of such stock will be treated in the same manner as nonstatutory stock options.

Stock Issuances.    Stock issuances will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code, because we may repurchase the stock when the purchaser ceases to provide services to us. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when our right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also one of our officers, directors, or 10% stockholders.

The foregoing is only a summary of the effect of federal income taxation upon optionees and us with respect to the grant and exercise of options and other awards under the plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Required Vote

The affirmative vote of a majority of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, is required to approve this proposal.

Recommendation of the Board of Directors

The board of directors has unanimously approved adoption of the amended and restated 2000 Stock Incentive Plan and recommends that the stockholders vote FOR this proposal.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT ACCOUNTANTS

We are providing notice of the appointment of PricewaterhouseCoopers LLP as our independent public accountants. Our merger with Occam CA was considered a change of control and was deemed a reverse acquisition. It required us to appoint a certifying accountant. Prior to the merger, PricewaterhouseCoopers LLP was the independent accountant for Accelerated Networks, and Ernst & Young LLP was the independent accountant for Occam CA.

On July 9, 2002, the audit committee of our board of directors adopted resolutions reappointing PricewaterhouseCoopers LLP as our independent public accountants. PricewaterhouseCoopers LLP notified us that it had accepted the engagement. We dismissed Ernst & Young LLP on the day following the appointment of PricewaterhouseCoopers LLP. Based upon the decision of the audit committee, our board of directors ratified the appointment of PricewaterhouseCoopers LLP as our independent public accountants on July 12, 2002.

The report dated February 6, 2002 of Ernst & Young LLP with respect to the audited financial statements of Occam CA as of December 31, 2001 and 2000, included in the Registration Statement Form S-4 and related proxy statement/prospectus of Accelerated Networks (No. 333-75816), filed with the Securities and Exchange Commission, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, but was qualified as to substantial doubt about the ability of Occam CA to continue as a going concern.

During the two most recent fiscal years of Occam CA, ended December 31, 2001 and 2000, respectively, and the subsequent interim period to the date of this filing, there were no disagreements between Occam CA and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports.

None of the kinds of events described in Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of Occam CA and the subsequent interim period to the date of the filing of the Form 8-K. During the two most recent fiscal years of Occam CA and the subsequent interim period to the date of the filing of the Form 8-K, Occam CA did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. Ernst & Young LLP, in a letter dated July 10, 2002, stated that it has found no basis for disagreement with such statements.

In the event the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent auditing firm at any time if the board of directors believes that such a change would be in the best interests of Occam and its stockholders. Stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by our bylaws or otherwise. Our board of directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy.

Recommendation of the Board of Directors

The board of directors has unanimously approved the selection of PricewaterhouseCoopers LLP to serve as our independent accountants for the fiscal year ending December 31, 2001, and recommends that the stockholders vote FOR the approval of this proposal.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 31, 2002, by

•	all persons who are beneficial owners of 5% or more of the outstanding shares of our common stock;

•	each director and nominee for director;

•	the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this proxy statement; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. In computing the number of shares of common stock beneficially owned, shares subject to options held by a stockholder that are exercisable within sixty days of October 31, 2002, are deemed outstanding for the purpose of determining the percentage ownership of that stockholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated, the address for each person is our address at 77 Robin Hill Road, Santa Barbara, California 93117. As of October 31, 2002, we had 141,153,438 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers & Directors
Gary J. Sbona(1)	3,880,600	2.7%
Pete S. Patel(2)	839,667	*
Kiran P. Munj(3)	1,210,542	*
Suresh Nihalani(4)	4,807,188	3.4%
Steven M. Krausz(5)	24,948,467	17.7%
Thomas C. McConnell(6)	22,226,969	15.7%
Robert B. Abbott(7)	16,590,873	11.8%
Robert Howard-Anderson	—	*
All current directors and executive officers as a group (10 persons)(8)	73,051,584	51.8%
5% Stockholders
U.S. Venture Partners(9) 2735 Sand Hill Road Menlo Park, CA 94025	24,928,467	17.7%
New Enterprise Associates(10) 2490 Sand Hill Road Menlo Park, CA 94025	22,196,969	15.7%
Norwest Venture Partners(11) 525 University Avenue Palo Alto, CA 94301	16,560,873	11.7%
Siemens AG Hofmannstrasse 51, D-81359 Munich, Germany	9,114,073	6.5%

*	Represents less than 1% of the total shares.
(1)	Consists of 3,880,600 shares issuable upon the exercise of options that are immediately exercisable.

(2)	Includes 821,042 shares issuable upon the exercise of options that are immediately exercisable or exercisable within sixty days of October 31, 2002.
(3)	Includes 57,142 shares held as trustee of two irrevocable trusts.
(4)
Includes (a) 4,564,502 shares held by a trust of which Mr. Nihalani and his wife are co-trustees, (b) 8,400 shares held by other members of Mr. Nihalani’s immediate family and (c) 314,286 shares held by Mr. Nihalani as trustee of a grantor retained annuity trust. Mr. Nihalani resigned as our chairman and chief executive officer in February 2001.

(5)
Includes 20,000 shares issuable upon the exercise of immediately exercisable options. Also includes (a) 5,785,560 shares owned by USVP V, (b) 321,420 shares owned by V Int’l, (c) 179,995 shares owned by 2180V, (d) 141,425 shares owned by EP V, (e) 16,992,059 shares owned by USVP VII L.P., (f) 354,000 shares owned by 2180 Associates Fund VII L.P., (g) 176,998 shares owned by USVP Entrepreneur Partners VII-A L.P. and (h) 176,998 shares owned by USVP Entrepreneur Partners VII-B L.P, and also includes shares issuable upon the exercise of immediately exercisable warrants of (i) 771,611 shares owned by USVP VII L.P., (j) 14,201 shares owned by 2180 Associates Fund VII L.P., (k) 7,100 shares owned by USVP Entrepreneur Partners VII-A L.P. and (l) 7,100 shares owned by USVP Entrepreneur Partners VII-B L.P. Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. (“PMG V”) and Presidio Management Group VII, L.L.C. (“PMG VII”). PMG V is the general partner of each of USVP V, V Int’l, 2180 V and EP V. PMG VII is the general partner of USVP VII. PMG V or PMG VII may be deemed to share voting and dispositive power over the shares held by each of USVP V, V Int’l, 2180 V, EP V and USVP VII, as the case may be. Accordingly, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.

(6)
Includes 30,000 shares issuable upon the exercise of immediately exercisable options. Also includes (a) 3,233,522 shares held by NEA VII, (b) 672,110 shares held by NEA Partners VII, (c) 1,486 shares held by Presidents Partners, (d) 17,492,242 shares held by NEA 9 and (e) 10,185 shares held by NEA Ventures, and also includes shares issuable upon the exercise of immediately exercisable warrants of (f) 787,424 shares owned by NEA 9.

(7)
Includes 30,000 shares issuable upon the exercise of immediately exercisable options. Also includes (a) 15,231,614 shares held by Norwest Venture Partners VIII L.P. and (b) 756,054 shares held by NVP Entrepreneurs Fund VIII L.P., and also includes shares issuable upon the exercise of immediately exercisable warrants of (c) 546,099 shares owned by Norwest Venture Partners VIII L.P. and 27,106 shares owned by NVP Entrepreneurs Fund VIII L.P.

(8)
Includes (a) 2,241,223 shares issuable upon exercise of options and (b) 2,160,641 shares issuable upon exercise of warrants, all of which are immediately exercisable or exercisable within sixty days of October 31, 2002.

(9)
Includes (a) 5,785,560 shares owned by USVP V, (b) 321,420 shares owned by V Int’l, (c) 179,995 shares owned by 2180V, (d) 141,425 shares owned by EP V, (e) 16,992,059 shares owned by USVP VII L.P., (f) 354,000 shares owned by 2180 Associates Fund VII L.P., (g) 176,998 shares owned by USVP Entrepreneur Partners VII-A L.P. and (h) 176,998 shares owned by USVP Entrepreneur Partners VII-B L.P, and also includes shares issuable upon the exercise of immediately exercisable warrants of (i) 771,611 shares owned by USVP VII L.P., (j) 14,201 shares owned by 2180 Associates Fund VII L.P., (k) 7,100 shares owned by USVP Entrepreneur Partners VII-A L.P. and (l) 7,100 shares owned by USVP Entrepreneur Partners VII-B L.P.

(10)
Includes (a) 3,233,522 shares held by NEA VII, (b) 672,110 shares held by NEA Partners VII, (c) 1,486 shares held by Presidents Partners, (d) 17,492,242 shares held by NEA 9 and (e) 10,185 shares held by NEA Ventures, and also includes shares issuable upon the exercise of immediately exercisable warrants of (f) 787,424 shares owned by NEA 9.

(11)
Includes (a) 15,231,614 shares held by Norwest Venture Partners VIII L.P. and (b) 756,054 shares held by NVP Entrepreneurs Fund VIII L.P., and also includes shares issuable upon the exercise of immediately exercisable warrants of (c) 546,099 shares owned by Norwest Venture Partners VIII L.P. and 27,106 shares owned by NVP Entrepreneurs Fund VIII L.P.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

The following table sets forth certain information with respect to our executive officers as of October 31, 2002:

Name	Age	Position(s)
Robert L. Howard-Anderson	46	President, Chief Executive Officer, and Senior Vice President of Product Operations
Howard M. Bailey	56	Chief Financial Officer and Secretary
Mark Rumer	39	Chief Technology Officer
Lee N. Hilbert	43	Vice President of Finance
Pete S. Patel	50	Vice President of Operations
Arthur L. Schultz	51	Vice President of Sales
Russell J. Sharer	44	Vice President of Marketing and Business Development

The following is a brief description of the capacities in which each of the executive officers served or has served at our company as well as their other business experience during the past five years.

Robert L. Howard-Anderson has served as our president, chief executive officer and senior vice president of product operations since May 2002. Mr. Anderson was senior vice president of product operations at Occam CA from February 2002 to May 2002, and vice president of product operations at Procket Networks, Inc., a network infrastructure company, from August 2000 to February 2002. Mr. Howard-Anderson was vice president of engineering at Sun Microsystems, Inc., a computer company, from June 1995 to August 2000. Mr. Anderson has a B.S. in electrical engineering from Tufts University.

Howard M. Bailey has served as our chief financial officer since June 2002. From May 2001 to June 2002, Mr. Bailey was chief financial officer and vice president of operations of Nishan Systems, a developer and then manufacturer of IP/Ethernet switches for telecommunications service providers. From May 2000 to May 2001, Mr. Bailey served as senior vice president and chief financial officer at C-Cube Microsystems Inc, a manufacturer of semiconductors. That company was sold to LSI Logic. From May 1998 to May 2000, Mr. Bailey served as chief financial officer of Quantum Effect Devices, Inc. (now PMC Sierra), a manufacturer of microprocessors. That company went public in February 2000. From 1994 to 1998, Mr. Bailey was chief financial officer and vice president of operations for Photon Dynamics, Inc., a manufacturer of test, inspection and repair equipment for flat panel displays. Mr. Bailey has a B.S. in economics from the University of Maryland and an M.B.A. in finance from the University of Utah.

Mark Rumer has served as our chief technology officer since May 2002, and was also chief technology officer of Occam CA since co-founding it in September 1999. From October 1994 to September 1999, Mr. Rumer was a senior engineer at Cisco Systems, Inc., a networking equipment manufacturer.

Lee N. Hilbert has served as our vice president of finance since May 2001, and was also vice president of finance at Occam CA from March 2001 to May 2002. From November 1996 to March 2001, Mr. Hilbert was senior director of finance and corporate controller of Xircom, Inc., a computer networking equipment provider. Prior to joining Xircom, Inc., Mr. Hilbert held various positions, most recently chief financial officer, with StreamLogic Corporation (f.k.a. Micropolis Corporation), a provider of hard disk drives and other computer data storage equipment, and KPMG Peat Marwick. Mr. Hilbert is a certified public accountant and received a B.B.A. in accounting from the University of Wisconsin and an M.B.A. in international business from California Lutheran University.

Pete S. Patel has served as our vice president of operations since April 1999. Mr. Patel was our senior vice president of engineering and operations from April 2001 to May 2002. From May 1996 through April 1999, Mr. Patel held various senior management positions at Advanced Fibre Communications, a telecommunications company, including vice president of operations, director of operations, director of design verification and test engineering, and senior test engineering manager. From February 1988 to August 1995, Mr. Patel held various management positions at

DSC Communications Corporation, a telecommunications company. Mr. Patel holds a F.Y.B.Sc. in science from Gujarat University, India and a B.V.Sc. and A.H. from Gujarat Agricultural University, India.

Arthur L. Schultz has served as our vice president of sales since June 2002. From February 2001 through June 2002, Mr. Schultz was vice president of worldwide sales for Gotham Networks, a networking equipment provider. From 1999 through 2001, Mr. Schultz was vice president of sales for Tollbridge Technologies, a telecommunications equipment provider for broadband access. From 1995 through 1999, Mr. Schultz was vice president of sales for Carrier Access Corporation, also a networking and telecommunications equipment provider. Mr. Schultz received a B.S. degree in business administration from Southern Illinois University.

Russell J. Sharer has served as our vice president of marketing and business development since May 2002, and was the vice president of marketing at Occam CA from July 2000 to May 2002. From December 2001 through May 2002, Mr. Sharer also served as Occam CA’s vice president of sales. From October 1998 until July 2000, Mr. Sharer served in various capacities at Ericsson Datacom, Inc., a networking equipment manufacturer, including vice president of marketing, vice president of product marketing, and director of product marketing. From April 1998 to October 1998, Mr. Sharer served as director of Global Alliances at Advanced Computer Communications, Inc., a supplier of carrier class remote access servers. From November 1997 to April 1998, Mr. Sharer served as director of sales and marketing at MediaOne Connect, a business unit of MediaOne Group, Inc., a local exchange carrier serving the entertainment industry. From December 1995 to October 1997, Mr. Sharer served as director of sales operations at Xircom, Inc., a networking equipment provider. Mr. Sharer received a B.S. in industrial engineering from California Polytechnic State University.

Equity Compensation Plan Information

The following table provides information as of October 31, 2002, about shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2000 Stock Incentive Plan, 1999 Stock Plan, and 2000 Employee Stock Purchase Plan. Options to purchase shares of Occam CA common stock granted pursuant to Occam CA’s 1999 Stock Plan were assumed by us in connection with the merger of Occam CA and Accelerated Networks and are governed by the terms of that plan. Our stockholders have approved all of our equity incentive plans. Occam CA’s stockholders approved its 1999 Stock Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	33,484,164	(2)	$0.451	(3)	7,505,997	(4)
Equity compensation plans not approved by security holders	3,880,600		$1.938		—
Total	29,603,564		$0.257		7,505,997

(1)
There are no securities to be issued upon exercise of outstanding rights under the 2000 Employee Stock Purchase Plan. The 2000 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 2000 Stock Incentive Plan and the 1999 Stock Plan.
(3)	Reflects weighted average exercise price of outstanding options under the 2000 Stock Incentive Plan and 1999 Stock Plan.
(4)	Includes securities available for future issuance under the 2000 Stock Incentive Plan, 1999 Stock Plan, and 2000 Employee Stock Purchase Plan.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned for services rendered during the 1999, 2000 and 2001 fiscal years by our chief executive officer for each of our four other most highly compensated executive officers whose salary and bonus for the 2001 fiscal year was in excess of $100,000. In addition, Mr. Nihalani is included in the table because he remained employed by us following his resignation as chief executive officer effective February 14, 2002, and Mr. Munj is included in the table because he would have been among our four most highly compensated executive officers on the last day of the 2001 fiscal year had he not resigned earlier during that year. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 2001 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

					Awards
		Annual Compensation			Securities Underlying Options/SARs (#)	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Suresh Nihalani(1) Former Chief Executive Officer	2001 2000 1999	$30,576 244,608 218,400	— — —		— 690,200 —	$254,068 19,994 —	(1) (2)

Gary J. Sbona(3) Former Chief Executive Officer	2001 2000 1999	46,091 — —	— — —		3,880,600 — —	— — —

Pete S. Patel Senior Vice President, Engineering and Operations	2001 2000 1999	202,208 159,000 108,928	$416,667 — —	(4)	970,000 60,000 170,000	— 879 —	(2)

Kiran P. Munj(5) Former Vice President, Hardware Engineering	2001 2000 1999	101,341 163,013 156,250	27,169 — —		7,500 159,800 —	67,922 7,199 —	(2)

(1)
Mr. Nihalani resigned from his positions as chairman, chief executive officer and director in February 2001. However, Mr. Nihalani continued to receive monthly salary payments of $13,590 through February 2002. In addition, Mr. Nihalani received a one-time lump sum separation payment of $98,536 and accrued vacation of $17,837 at the time of his resignation.

(2)	Vacation earned above the limit over the last three years was paid out in cash in 2000.
(3)	Mr. Sbona served as our chairman and chief executive officer from February 2001 until May 2002. He was partially compensated for his services by Regent Pacific. See “Certain Transactions” below.
(4)	Includes guaranteed retention benefits of $91,667 earned during 2001 under Accelerated Networks’ employee retention program.
(5)
Mr. Munj left the company in August 2001. In connection with his departure, Mr. Munj was paid $67,922 and $27,169 in separation and guaranteed retention benefits, respectively, and accrued vacation of $163.

In addition to the executive officers named in the table above, in February 2001, H. Michael Hogan III was appointed as our vice president of finance and administration, chief financial officer and secretary, and Benjamin DiLello was appointed as our vice president of worldwide sales and marketing. Both individuals served until May 2002. Mr. Hogan and Mr. DiLello were employees of and were paid by Regent Pacific and had no direct compensation from us during the fiscal year ended December 31, 2001.

Stock Options and Stock Appreciation Rights

The following table contains information concerning the stock options granted during the 2001 fiscal year to each of our executive officers named above in the summary compensation table. All the grants were made under our 2000 Stock Incentive Plan. No stock appreciation rights were granted to the named executive officers during the 2001 fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

	Number of Securities Underlying Options		% of Total Options Granted to Employees in		Exercise Price Per	Expiration
Name	Granted		Fiscal Year		Share	Date	5%	10%
Suresh Nihalani(3)	—		—		—	—	—	—
Gary J. Sbona	3,880,600	(2)	34.21%		$1.9380	3/2/06	$2,077,268	$4,590,219
Pete S. Patel	70,000 500,000 400,000	(3) (4) (5)	0.62 4.41 3.53	% % %	3.3438 0.3800 0.4300	1/24/11 7/19/11 12/27/11	147,203 119,490 108,170	373,041 302,811 274,124
Kiran P. Munj	7,500	(6)	—		0.3800	—	—	—

(1)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of its future common stock prices. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved. Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise.

(2)	These options have a term of five years and vested in a series of equal monthly installments over the succeeding twelve months.
(3)
These options have a term of ten years and vest over four years, with 25% of the option shares vesting one year after the option grant date and the remaining option shares vesting in equal monthly installments over the succeeding thirty-six months.

(4)	These options have a term of ten years and vest over one year in equal monthly installments over the succeeding twelve months from the option date.
(5)
These options have a term of ten years and vest over four years, with 25% of the option shares vesting six months after the option grant date and the remaining option shares vesting in equal monthly installments over the succeeding forty-two months.

(6)	These options expired during 2001 in connection with the departure of Mr. Munj from the company.

The exercise price for each option equal to the fair value of the common stock on the date of grant (i.e., closing stock price).

Aggregated Option Exercises and Fiscal Year-End Value

The following table provides information, with respect to each of our executive officers named above in the summary compensation table, concerning the exercise of options during the 2001 fiscal year and unexercised options held by them at the end of that fiscal year. None of the named executive officers exercised any stock appreciation rights during the 2001 fiscal year and no stock appreciation rights were held by the named executive officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized (#)	Number of Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the Money Options at Fiscal Year End ($)(1)
			Unexercisable	Exercisable	Exercisable	Unexercisable
Suresh Nihalani(2)	—	—	690,200	—	—	—
Gary J. Sbona(3)	—	—	3,880,600	—	—	—
Pete S. Patel	—	—	1,157,500	—	$4,167	$5,833
Kiran P. Munj	—	—	—	—	—	—

(1)
Based upon the market price of $0.40 per share, determined on the basis of the closing selling price per share of common stock on the Nasdaq National Market on December 31, 2001, less the option exercise price payable per share.

(2)	Mr. Nihalani’s exercise rights on these options expired on May 14, 2002.
(3)	Mr. Sbona’s options are fully vested and his option agreement provides for a five-year exercise period.

Employment Contracts, Termination of Employment and Change In Control Arrangements

No arrangements are currently in effect with any of the named executive officers who are current employees.

In connection with Mr. Sbona’s service as our chairman and chief executive officer, we also entered into an employment agreement with Mr. Sbona in February 2001. The employment agreement was terminated on the date of the merger between Occam CA and Accelerated Networks. Under the terms of the agreement, we were required to pay Mr. Sbona $1,000 per week, in addition to any compensation he might have received from Regent Pacific. In addition, our board of directors granted Mr. Sbona an option to purchase 3,880,600 shares of our common stock at an exercise price of $1.938 per share. The option has a term of five years and the shares subject to the option have become fully vested and exercisable.

We entered into a separation and consulting agreement with Suresh Nihalani after he resigned from his positions as chairman, chief executive officer and director in February 2001. Pursuant to the terms of this agreement, Mr. Nihalani remained an employee and provided advisory services for us through February 2002. We continued to pay him monthly salary payments of $13,590 through February 2002. In addition, we paid Mr. Nihalani a one-time lump sum separation payment of $98,536 and accrued vacation of $17,837 at the time of his resignation. Upon the execution of the agreement, our purchase option lapsed with respect to Mr. Nihalani’s shares that are subject to that certain Founder/Employee Shareholder Agreement dated as of March 28, 1997, as amended.

Kumar Shah, our former president, chief executive officer, and former director, became a party to an employment agreement with Occam CA effective as of July 10, 2001. Key provisions of the agreement were as follows:

•	Occam CA agreed to pay Mr. Shah a base salary of $4,326.92 a week, and target bonuses of up to $93,750 per year.

•	Occam CA agreed to extend a loan of $50,000 to Mr. Shah at an annual compound interest rate of 4.7% per annum.

•
Occam CA agreed to compensate Mr. Shah for the reasonable travel expenses between his home in the San Francisco Bay Area and Occam CA’s principal executive offices in Santa Barbara and to provide an apartment and a vehicle for his use in Santa Barbara.

•
The parties agreed that if Mr. Shah remained as president and chief executive officer of Occam CA through July 30, 2002, $25,000 of the principal amount of the loan and the proportionate interest would be forgiven.

•
Mr. Shah was granted options to purchase 4,244,903 shares of common stock at an exercise price of $0.09 per share. The shares subject to these options would vest as to one eighth of the shares six months after the commencement of his employment and the remainder vest in equal installments each month thereafter so that the option will be fully vested and exercisable four years from the effective date. Mr. Shah was able to exercise these options early and elect to tender payment with a full recourse promissory note.

•
Mr. Shah was given the opportunity to purchase Occam CA common stock pursuant to a standard restricted stock purchase agreement following the closing of the first round of equity financing of Occam CA subsequent to the start of his employment. In lieu of this opportunity to purchase common stock, Occam CA and Mr. Shah agreed to have Occam CA grant Mr. Shah an option to purchase 3,053,579 shares of common stock at an exercise price of $0.09 per share. Mr. Shah signed a waiver pursuant to which he waived any and all rights he had to purchase shares of common stock in the event of an equity financing subsequent to his employment start date.

•
The parties agreed that if Mr. Shah was terminated without cause, he would be entitled to severance pay equal to nine months of his base salary and vesting on the unvested portion of the options to purchase 4,244,903 shares of common stock would accelerate and vest to the extent of an additional 9/48 of the number of shares originally granted.

•
The parties agreed that if Mr. Shah was involuntarily terminated within twelve months following an acquisition of over 50% of Occam CA’s then-outstanding voting securities or a merger or consolidation in which Occam CA did not own more than 50% of the surviving entity, or through a sale or disposition of all or substantially all of the Occam CA’s assets, vesting on the unvested portion of the options to purchase 4,244,903 shares of common stock would accelerate and vest to the extent of an additional 50% of the number of shares originally granted.

On May 29, 2002, Kumar Shah resigned as our president and chief executive officer. In exchange for a general release, we agreed to a separation package with Mr. Shah. Pursuant to the separation package:

•	We agreed to pay Mr. Shah the equivalent of nine months of his then current base salary in the total amount of $168,750, less applicable withholding, apportioned and paid in bi-weekly installments.

•
We agreed to accelerate the vesting of an additional 224,669 shares of restricted common stock and options to purchase an additional 1,143,796 shares of common stock held by Mr. Shah. We exercised our option to repurchase (after taking into consideration the accelerated vesting discussed above) all of the remaining 723,924 shares of unvested restricted common stock held by Mr. Shah as of his termination date. The repurchase price of the unvested common stock was equal to the original price paid by Mr. Shah upon exercise of stock options, and amounted to $60,417. Also, we canceled the principal amount of $50,000 and interest on an interest bearing full recourse promissory note secured by common stock purchased by Mr. Shah. The excess of such repurchase price over the value of the cancellation of such note and interest was used to offset the amount owed by Mr. Shah to us described below.

•
We agreed to forgive the repayment of all amounts due and owing by Mr. Shah to us under an additional interest bearing full recourse promissory note, including the principal amount of $50,000 and accumulated interest with respect thereto. We also agreed to satisfy Mr. Shah’s federal and state income tax liability arising from such forgiveness such that on an after-tax basis it would be as if Mr. Shah never had to pay such tax.

•	Mr. Shah agreed to cancel his leases of an automobile and a Santa Barbara apartment, which had been reimbursed to him by us, and we agreed to reimburse Mr. Shah for the cost of such cancellations.

•
We agreed to pay Mr. Shah a bonus payment in the lump sum of $34,375, less withholding of applicable taxes, and, contingent upon certain conditions which were later met, agreed to pay Mr. Shah an additional bonus of $9,375, less withholding of applicable taxes.

•
We agreed to offer continuation of Mr. Shah’s health insurance benefits as previously provided by us for the earlier of nine months, or the date whereby Mr. Shah becomes eligible for health insurance coverage from another employer.

•
Mr. Shah agreed to make himself available to serve as a consultant to us following his termination date, at a rate of $150 per hour for time spent related to services requested by us, such services to exclude any services provided by Mr. Shah as a member of our board of directors.

Mr. Shah resigned from our board of directors in November 2002.

Robert L. Howard-Anderson, our current president and chief executive officer, is a party to an employment agreement with us, which became effective as of February 14, 2002 when he joined Occam CA as senior vice president of product operations. Under the agreement, we agreed to pay Mr. Howard-Anderson a base salary of $16,666.67 per month, subsequently however Mr. Howard-Anderson voluntarily reduced his pay to $14,666.67 per month. The agreement further called for targeted bonuses based upon agreed target annual revenues, or, a guaranteed minimum bonus of $25,000. We anticipate that Mr. Howard-Anderson’s bonus will be comprised of the minimum guaranteed amount. We agreed to compensate Mr. Howard-Anderson for the reasonable travel expenses between his home in the San Francisco Bay Area and our principal executive offices in Santa Barbara and to provide an apartment for his use in Santa Barbara. However, because he recently moved to Santa Barbara we are no longer compensating him for such expenses. In connection with his employment agreement, Mr. Howard-Anderson was granted an option to purchase 3,259,200 shares of our common stock at an exercise price of $0.09 per share. One fourth of the shares subject to the option vest one year after the commencement of his employment and the remainder vest in equal installments each month thereafter so that the option will be fully vested and exercisable four years from the vesting commencement date. If Mr. Howard-Anderson is involuntarily terminated within twelve months following an acquisition of over 50% of our then-outstanding voting securities or a merger or consolidation in which we do not own more than 50% of the surviving entity, or through a sale or disposition of all or substantially all of our assets, vesting on the unvested portion of the option to purchase 3,259,200 shares of our common stock will accelerate and vest to the extent of an additional 25% of the number of shares originally granted.

Howard M. Bailey, our current chief financial officer, is a party to an employment agreement with us, which became effective during June 2002. Under the agreement, we agreed to pay Mr. Bailey a base salary of $16,666.67 per month, subsequently however Mr. Bailey voluntarily reduced his pay to $14,666.67 per month. The agreement further called for targeted bonuses based upon agreed target annual revenues, or, a guaranteed minimum bonus of $25,000. We anticipate that Mr. Bailey’s bonus will be comprised of the minimum guaranteed amount. We agreed to compensate Mr. Bailey for the reasonable travel expenses between his home in the San Francisco Bay Area and our principal executive offices in Santa Barbara. We agreed to grant Mr. Bailey an option to purchase 2,400,000 shares of our common stock, 1,000,000 shares of which were granted as of June 17, 2002 at an exercise price of $0.20 per share, and the remainder of which will be granted at the next regularly scheduled board meeting following the annual stockholder meeting. One fourth of the shares subject to the option vest one year after the commencement of his employment and the remainder vest in equal installments each month thereafter so that the option will be fully vested and exercisable four years from the vesting commencement date. If Mr. Bailey is involuntarily terminated within twelve months following an acquisition of over 50% of our then-outstanding voting securities or a merger or consolidation in which we do not own more than 50% of the surviving entity, or through a sale or disposition of all or substantially all of our assets, vesting on the unvested portion of the options to purchase 2,400,000 shares of our common stock will accelerate and vest to the extent of an additional 25% of the number of shares originally granted.

The compensation committee of the board of directors, as the plan administrator of the 2000 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the chief executive officer, or any other executive officer, or any unvested share issuances actually held by such individual, in connection with certain changes in control of our company or the subsequent termination of the officer’s employment following the change in control event.

Our board of directors approved the acquisition of Occam CA in November 2001. In connection with the acquisition, Accelerated Networks, Occam CA and a wholly-owned subsidiary of Accelerated Networks entered into an Agreement and Plan of Merger and Reorganization dated as of November 9, 2001. The respective stockholders of Accelerated Networks and Occam CA approved the merger agreement, as amended, and the resulting merger at special stockholder meetings held on May 13, 2002. The merger was completed on May 14, 2002. In connection with the merger, Occam CA became a wholly-owned subsidiary of Accelerated Networks. On May 15, 2002 Accelerated Networks changed its name to Occam Networks, Inc., and Occam CA changed its name to Occam Networks California, Inc. The issuance of our common stock to former Occam CA stockholders resulted in a change in control of our company.

As a result of the issuance of common stock and the assumption of all outstanding options and warrants to purchase common stock of Occam CA in connection with the merger, former Occam CA stockholders now control approximately 64% the our outstanding common stock, thus constituting a change in control of the registrant effective immediately after the merger on May 14, 2002.

Pursuant to the terms of the merger agreement, directors Steven M. Krausz, Robert F. Kuhling, Jr., Anthony T. Maher, Peter T. Morris and Gary J. Sbona resigned from the our board of directors effective immediately prior to the completion of the merger. Director Lip-Bu Tan remained on the board pursuant to the terms of the merger agreement. Robert B. Abbott, Mark A. Floyd, Kumar Shah, Thomas C. McConnell and Steven M. Krausz filled the available vacancies as a result of the resignations of the former directors on May 14, 2002. No ongoing arrangements regarding the election of directors exist. Mr. Shah resigned from our board of directors in November 2002.

As a result of the merger, 10,000 option shares that had been previously granted to each of Messrs. Maher and Morris became fully vested pursuant to change in control provisions in their applicable option agreements.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the 1934 Securities Exchange Act, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

The compensation committee for the fiscal year ended December 31, 2001, was comprised of two outside directors, Robert F. Kuhling, Jr. and Peter T. Morris, and is currently comprised of two other outside directors, Thomas C. McConnell and Robert B. Abbott. Because neither Messers. Kuhling nor Morris are currently directors of the company and neither Messers. McConnell nor Abbott served as directors of the company in 2001, this report is limited to the policies the compensation committee intends to follow.

It is the duty of the compensation committee to review and determine the salaries and bonuses of our executive officers, including our chief executive officer, and to establish the general compensation policies for such individuals. The compensation committee also has the sole and exclusive authority to make discretionary option grants to our executive officers under our 2000 Stock Incentive Plan.

The compensation committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

General Compensation Policy.    The compensation committee’s policy is to provide our executive officers with compensation opportunities which are based upon their personal performance, our financial performance and their contribution to that performance, and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to our achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between our executive officers and stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon our financial performance and stock price appreciation rather than base salary.

Factors.    The principal factors that the compensation committee takes into account in establishing each executive officer’s compensation package are described below. However, the compensation committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. The current compensation committee believes that the compensation committee for the 2001 fiscal year took substantially the same factors into account.

Base Salary.    In setting base salaries, the compensation committee reviews published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the compensation committee. Each executive officer’s base salary is adjusted each year on the basis of (i) the compensation committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers. Annual Incentives. The annual incentive bonus for the chief executive officer is based on a percentage of his base pay but is adjusted to reflect the actual financial performance of the company in comparison to our business plan. Our other executive officers are also awarded annual incentive bonuses equal to a percentage of base salary on the basis of our performance to plan, with additional consideration given to attainment of individual goals. Based on our EPS performance for fiscal year 2001, a bonus was awarded to Pete Patel, vice president of operations.

Long Term Incentives.    Stock options granted to our executive officers are designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option typically becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. The compensation committee may approve grants with different vesting schedules in order to reward or incentivize an executive officer.

The size of the option grant to each executive officer, including the chief executive officer, is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation.    The compensation paid to Gary J. Sbona, our former chief executive officer, in 2001 was based on the terms of his employment agreement. In setting the total compensation payable to our chief executive officer for the 2002 fiscal year, the compensation committee seeks to make that compensation competitive with the compensation paid to the chief executive officers of companies similarly situated in our industry, while at the same time assuring that a significant percentage of compensation was tied to our performance and stock price appreciation.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to our executive officers for the 2001 fiscal year did not exceed the $1,000,000 limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid to our executive officers for fiscal 2002 will exceed that limit. The 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1,000,000 limitation. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1,000,000 limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1,000,000 level.

It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the compensation committee of the board of directors.

Thomas C. McConnell
Robert B. Abbott

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the 1934 Securities Exchange Act, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

The audit committee for the fiscal year ended December 31, 2001, was comprised of three outside directors, Steven M. Krausz, Lip-Bu Tan and Robert F. Kuhling, Jr., and is currently comprised of three other outside directors, Steven M. Krausz, Thomas C. McConnell and Robert B. Abbott. Because Mr. Kuhling is not currently a director of the company and neither Messers. McConnell nor Abbott served as directors of the company in 2001, this report is based upon Mr. Krausz’ involvement on the audit committee for the fiscal year ended 2001.

The following is the report of the audit committee with respect to the audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets as of December, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto.

Review with Management.    The audit committee has reviewed and discussed the audited financial statements with management.

Review and Discussions with Independent Accountants.    The audit committee has discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with PricewaterhouseCoopers LLP their independence from us.

Conclusion.    Based on the review and discussions referred to above, the committee recommended to the board of directors that our audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Submitted by the audit committee of the board of directors.

Steven M. Krausz
Thomas C. McConnell
Robert B. Abbott

Audit Fees

Audit fees billed by PricewaterhouseCoopers LLP for the audit review of our annual financial statements and review of those financial statements included in our quarterly reports on Form 10-Q for the 2001 fiscal year totaled $365,869.

Financial Information Systems Design and Implementation Fees

We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during our fiscal year ended December 31, 2001.

All Other Fees

Fees billed by PricewaterhouseCoopers LLP during our 2001 fiscal year for all other non-audit services rendered to us, including tax related services and services rendered in connection with our initial public offering totaled $183,025.

Determination of Independence

Our audit committee has determined that the provision of the above services, other than the audit services, by PricewaterhouseCoopers LLP is compatible with their maintenance of accountant independence.

CERTAIN TRANSACTIONS

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors. These agreements require us, among other things, to indemnify such director against expenses (including attorneys’ fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as our director or officer (other than such liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us. We have been named as defendants in a number of securities class action lawsuits relating to our restatement of financial results for the 2000 fiscal year, and interim periods therein. We have also been named as defendants in several class action lawsuits generally referred to as “IPO Allocation” claims relating to our initial public offering in June 2000. Certain of our former officers and directors have been named as co-defendants in these class action lawsuits and we may be required to indemnify these persons in connection with the lawsuits.

In December 1999, we entered into a two year warrant issuance agreement with Siemens ICN pursuant to which we agreed to issue Siemens ICN warrants to purchase up to 150,000 shares of our common stock, based upon the amount and timing of Siemens’ purchases of our products. Through December 31, 2001, we had issued warrants to purchase a total of 28,575 shares of our common stock at a purchase price of $7.00 per share pursuant to this agreement, all of which expired on December 31, 2001. Siemens ICN is affiliated with Siemens AG, which beneficially owned approximately 6.5% of our outstanding common stock as of October 31, 2002.

In February 2001, Mr. Gary J. Sbona was appointed as our chairman of the board and chief executive officer, and we entered into a retainer agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the chairman and chief executive officer. Pursuant to this agreement, Regent Pacific agreed to provide us management services, at a fee of $75,000 per week, including the services of Mr. Sbona, as chief executive officer and chairman, and other Regent Pacific personnel as part of our management team. The agreement had an eighteen-month term, the first twelve months of which were non-cancellable, and required an advance retainer of $300,000. This agreement has now been terminated.

All future transactions between our officers, directors, principal stockholders, affiliates and us will be approved by a majority of the independent and disinterested members of our board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the compensation committee report, the audit committee report, reference to the independence of the audit committee members and the preceding stock performance graph are not deemed filed with the Securities and Exchange Commission and will not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

The graph depicted below shows a comparison of cumulative total stockholder returns for our common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index for the period from June 23, 2000, to December 31, 2001, the last trading day of the 2001 fiscal year.

COMPARISON OF EIGHTEEN MONTH CUMULATIVE TOTAL RETURN*
AMONG ACCELERATED NETWORKS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

* $100 invested on 06/23/00 in stock or index, including reinvestment of dividends, through December 31, 2001.

The graph assumes that $100 was invested in our common stock on June 23, 2000, and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their 2001 fiscal year transactions in the common stock and their common stock holdings, and (ii) the representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

ANNUAL REPORT

A copy of our annual report on Form 10-K for the 2001 fiscal year, and our quarterly report on Form 10-Q for the quarter ended September 30, 2002, both as filed with the Securities and Exchange Commission, have been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report and quarterly report are not incorporated into this proxy statement and are not considered proxy solicitation material.

OTHER MATTERS

We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS OF
OCCAM NETWORKS, INC.

/s/    HOWARD M. BAILEY

Howard M. Bailey, Chief Financial Officer and Secretary

Santa Barbara, California
November 14, 2002

As Amended October 9, 2002

APPENDIX A

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

OCCAM NETWORKS, INC.

2000 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.    PURPOSE OF THE PLAN

This 2000 Stock Incentive Plan is intended to promote the interests of Occam Networks, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.    STRUCTURE OF THE PLAN

A.    The Plan shall be divided into four separate equity incentives programs:

–    the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

–    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

–    the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service.

B.    The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.    ADMINISTRATION OF THE PLAN

A.    The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B.    Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D.    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E.    Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under that program.

IV.    ELIGIBILITY

A.    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

           (i)    Employees,

          (ii)    non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

         (iii)    consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.    Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares. Except in the case of options granted to officers, directors and consultants, options and stock issuances shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the options and stock issuances are granted.

C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

D.    The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.    STOCK SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed eleven million fifty thousand (11,050,000) shares. Such reserve shall consist of the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plan.

B.    The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2001, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed six million eight hundred seventy-five thousand (6,875,000) shares, as adjusted for stock splits, recapitalizations and the like.

C.    No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than five million (5,000,000) shares of Common Stock in the aggregate per calendar year.

D.    Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three or Section II of Article Five of the Plan shall not be available for subsequent issuance under the Plan.

E.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.    OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.    Exercise Price.

1.    The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

(i)    cash or check made payable to the Corporation,

(ii)    shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)    to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    Exercise and Term of Options.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

        C.    Effect of Termination of Service.

1.    The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
(i)    Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter (of at least thirty (30) days for any cessation of Service other than due to Optionee’s death or disability and at least six (6) months for any cessation of Service due to

Optionee’s death or disability) as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)    Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)    Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv)    During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        2.    The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)    extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

        E.    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    Limited Transferability of Options.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.    INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

        A.    Eligibility.    Incentive Options may only be granted to Employees.

        B.    Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

        C.    10% Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.    CORPORATE TRANSACTION/CHANGE IN CONTROL

        A.    In the event of any Corporate Transaction, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

        B.    All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

        C.    Immediately following the consummation of the Corporate Transaction, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

        D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F.    The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of such Change in Control.

H.    The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

I.    The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.    STOCK APPRECIATION RIGHTS

A.    The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B.    The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i)    One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii)    No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii)    If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C.    The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i)    One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii)    Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii)    At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.    STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals to officers and directors of the Corporation and key employees of the Corporation who earn at least $65,000 per year.

A.    Purchase Price.

1.    The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2.    Subject to the provisions of Section I of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)    cash or check made payable to the Corporation, or

(ii)    past services rendered to the Corporation (or any Parent or Subsidiary).

B.    Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

2.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.    Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6.    Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

A.    All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.    The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (twelve) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

C.    The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of that Change in Control.

III.    SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.    OPTION TERMS

A.    Grant Dates.    Option grants shall be made on the dates specified below:

1.    Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase thirty thousand (30,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

2.    On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase ten thousand (10,000) shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.    Exercise Price.

1.    The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.    The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C.    Option Term.    Each option shall have a term of ten (10) years measured from the option grant date.

D.    Exercise and Vesting of Options.    Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each initial 30,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of eight (8) successive equal quarterly installments upon the Optionee’s completion of each three (3)-month period of service as a Board member over the twenty-four (24)-month period measured from the option grant date. The shares subject to each annual 10,000-share option grant shall vest in two (2) successive semi-annual installments upon the Optionee’s completion of each six (6)-month period of service over the twelve (12)-month period measured from the grant date.

E.    Limited Transferability of Options.    Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F.    Termination of Board Service.    The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i)    The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii)    During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii)    Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully vested shares of Common Stock.

(iv)    In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.    CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

A.    In the event of any Corporate Transaction while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B.    In the event of any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

C.    All outstanding repurchase rights under this under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

D.    Upon the occurrence of a Hostile Take-Over while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options under this Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

E.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

F.    The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.    REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.    FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.    TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1.    Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

2.    Stock Delivery:  The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.    EFFECTIVE DATE AND TERM OF THE PLAN

A.    The Plan shall become effective immediately on the Plan Effective Date. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.    The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C.    One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D.    The Plan shall terminate upon the earliest to occur of (i) March 31, 2010 (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on March 31, 2010 then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.    AMENDMENT OF THE PLAN

A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.    REGULATORY APPROVALS

A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.    NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.  INFORMATION TO OPTIONEES

The Corporation shall provide to each Optionee and to each individual who acquires Shares of Common Stock pursuant to the Plan, not less frequently than annually during the period such Optionee has one or more Options or Stock Issuances outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Corporation shall not be required to provide such statements to key employees whose duties in connection with the Corporation assure their access to equivalent information.

APPENDIX

The following definitions shall be in effect under the Plan:

A.    Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

B.    Board shall mean the Corporation’s Board of Directors.

C.    Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)    the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii)    a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D.    Code shall mean the Internal Revenue Code of 1986, as amended.

E.    Common Stock shall mean the Corporation’s common stock.

F.    Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)    a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)    the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G.    Corporation shall mean Accelerated Networks, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Accelerated Networks, Inc. which shall by appropriate action adopt the Plan.

H.    Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

I.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

K.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)    If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)    For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

L.    Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

M.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

N.    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)    such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii)    such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

O.    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

P.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Q.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

R.    Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

S.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T.    Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

U.    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

V.    Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as set forth in this document.

W.    Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

X.    Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the Underwriting Date.

Y.    Predecessor Plan shall mean the Corporation’s 1997 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

Z.    Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

AA.    Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

BB.    Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

CC.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

DD.    Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

EE.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

FF.    Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

GG.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH.    Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

II.    10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

JJ.    Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

KK.    Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

LL.    Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

OCCAM NETWORKS, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 12, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OCCAM NETWORKS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held December 12, 2002, and the Proxy Statement and appoints Robert Howard-Anderson and Howard Bailey, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Occam Networks, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the principal executive offices of Occam Networks, Inc. located at 77 Robin Hill Road, Santa Barbara, California 93117, on December 12, 2002, at 10:00 a.m. Pacific Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy will be voted in the manner set forth in the accompanying proxy statement.

1.
To elect the following directors in each respective class of directors to serve for terms ending in the years 2003, 2004 or 2005, as indicated below, or until their successors are duly elected and qualified.

	FOR	WITHHOLD AUTHORITY TO VOTE
CLASS I – term ending 2005

Steven M. Krausz	☐	☐
Robert L. Howard-Anderson	☐	☐
CLASS II – term ending 2004

Thomas C. McConnell	☐	☐
CLASS III – term ending 2003

Robert B. Abbott	☐	☐

2.	To approve the Amended and Restated 2000 Incentive Stock Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The board of directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

Please print the name(s) appearing on each stock certificate(s) over which you have voting authority. If there is more than one owner of a stock certificate, each owner should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.

(Print Name(s) on Stock Certificate)

Dated:
(Authorized Signature)

Dated:
(Authorized Signature)